UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

Progenity, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 200
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On November 9, 2021, Progenity, Inc. (the “Company”) announced the appointment of Adi Mohanty as the Company’s Chief Executive Officer, effective November 8, 2021. Mr. Mohanty was also appointed as a member of the board of directors (the “Board”).

Mr. Mohanty, age 54, has held leadership positions in biopharmaceutical companies for more than two decades, and he has extensive knowledge of the biotechnology and molecular testing industries. He previously served as Co-Founder and Chief Executive Officer of EnCellX Inc., an immune optimization company with a focus on oncology and autoimmune diseases, from July 2019 to November 2021. He served as President, Chief Executive Officer and a member of the board of directors of BioTime, Inc. (now Lineage Cell Therapeutics, Inc. (NYSE: LCTX)), a regenerative medicine company based on a cell therapy platform, from December 2014 to September 2018, where he led the company from a research stage company to a commercially ready company. Mr. Mohanty served in various leadership roles, including, most recently, as Head of the Regenerative Medicine Business, Senior Vice President and Head of Business and Technical Operations at Shire Pharmaceuticals, a pharmaceutical company acquired by Takeda Pharmaceutical Company Limited, from August 2002 to May 2014. He served as General Manager of Baxter International Inc. (NYSE: BAX), a medical products company, from March 2000 to July 2002. Mr. Mohanty previously served on the board of directors of Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics and monitoring company, from April 2015 to June 2020. Mr. Mohanty received an M.S. in Chemical Engineering from Clarkson University and an M.B.A. from St. Mary’s College of California.

On October 30, 2021, the Company entered into an offer letter with Mr. Mohanty pursuant to which he serves as the Company’s Chief Executive Officer and a member of the Board (the “Offer Letter”). The Offer Letter provides that Mr. Mohanty serves as an at-will employee. He receives an annualized base salary of $550,000 (the “Base Salary”) and is eligible to earn year-end performance bonuses with a target bonus opportunity of 75% of his Base Salary (the “Bonus”). The Bonus may exceed the target in cases of exceptional performance. Mr. Mohanty is eligible to participate in employee benefit plans and programs generally available to the Company’s employees. In addition, he was granted an option to purchase shares of the Company’s common stock with a grant date fair value of $5,000,000 at an exercise price equal to the fair value of the Company’s common stock on The Nasdaq Global Market on November 8, 2021. The shares underlying the option vest and become exercisable as follows: one quarter of the underlying shares on the first anniversary of November 8, 2021 and then in equal monthly installments thereafter over the following 36 months, subject to Mr. Mohanty’s continued service to the Company. He was also granted a restricted stock unit award with a grant date fair value of $5,000,000. The restricted stock units vest as follows: one quarter of the underlying shares on November 15, 2022 and then in equal semi-annual installments thereafter over the following three years, subject to Mr. Mohanty’s continued service to the Company. The equity awards were made under the Company’s 2021 Inducement Plan, as described below. Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Offer Letter. The foregoing summary of the Offer Letter does not purport to be a complete description of the Offer Letter and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with his appointment as Chief Executive Officer, Mr. Mohanty is eligible for Tier 1 Chief Executive Officer benefits under the Severance Plan. The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Mr. Mohanty also entered into an Employee Confidentiality and Proprietary Rights Assignment Agreement. Mr. Mohanty will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1/A filed on June 4, 2020.

There are no arrangements or understandings between Mr. Mohanty and any other persons pursuant to which he was appointed as Chief Executive Officer and director of the Company. There are no family relationships between Mr. Mohanty and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 9, 2021, the Company issued a press release announcing Mr. Mohanty’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Inducement Plan

On November 3, 2021, the Board approved and adopted the Company’s 2021 Inducement Plan (the “Inducement Plan”) to, among other things, provide for the reservation of 6.5 million shares of the Company’s common stock to be used exclusively for the grant of awards to individuals not previously an employee or non-employee director of the Company (or following a bona fide period of non-

employment with the Company), as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”). The Inducement Plan was approved by the independent directors of the Board without stockholder approval pursuant to Rule 5635(c)(4).

The foregoing summary description of the Inducement Plan is not complete and is qualified in its entirety by reference to the complete text of the Inducement Plan, a copy of which is filed herewith as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

10.1+	Offer Letter by and between Progenity, Inc. and Adi Mohanty, dated as of October 30, 2021

10.2+	Severance Plan (filed with the SEC as Exhibit 10.14 to the registrant’s Form S-1/A filed on June 4, 2020)

10.3+	Progenity, Inc. 2021 Inducement Plan

99.1	Press release, dated November 9, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Progenity, Inc.

Date: November 9, 2021	By:	/s/ Eric d’Esparbes
Eric d’Esparbes Executive Vice President and Chief Financial Officer